As filed with the Securities and Exchange Commission on October 29, 1999

                                             Registration No. __________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
                                -----------------
               (Exact name of issuer as specified in its charter)

Maryland                                                        04-2718215
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                  Number)

     The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109
     -----------------------------------------------------------------------
               (Address of Principal Executive Offices - Zip Code)

                           1999 RESTRICTED STOCK PLAN
                           --------------------------
                            (Full title of the Plan)

                              Alan R. Dynner, Esq.
                                Eaton Vance Corp.
                   The Eaton Vance Building, 255 State Street
                                Boston, MA 02109
                                ----------------
                     (Name and address of agent for service)

                                  (617)482-8260
                                  -------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                        Proposed               Proposed
        Title of                                        maximum                 maximum
       Securities                                       offering               aggregate
          to be                Amount to be            price per               offering               Amount of
       registered             registered (1)           share (2)               price (3)        registration fee (3)
       ----------             --------------           ---------               ---------        --------------------
Non-Voting Common Stock          500,000               $32.78125              $16,390,625             $4,556.59
$.015625 par value                shares

(1) Plus such additional number of shares as may be issuable pursuant to the Plan in the event of a stock dividend, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event.

(2) The proposed maximum aggregate offering price has been estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of 500,000 shares, being the aggregate number of shares of Non-Voting Common Stock available for issuance under the Plan, at a purchase price of $32.78125 per share, which is the average of the high and low prices of the Company's Non-Voting Common Stock as reported on the New York Stock Exchange on October 27, 1999.

                               Page 1 of 24 pages.
                           Exhibit Index is on page 9.

                                EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of General Instruction D to Form S-8. The purpose of this Registration Statement is to register 500,000 shares of Non-Voting Common Stock, $.015625 par value per share (the "Stock"), of Eaton Vance Corp. (the "Company" or the "Registrant"), which shares have been reserved for issuance upon the sale of restricted Stock to key employees of the Company and its affiliates pursuant to the Company's 1999 Restricted Stock Plan.

     The Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all persons who purchase restricted Stock pursuant to the Plan in accordance with the requirements of Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (SEC File No. 1-8100) are incorporated as of their respective dates in this Registration Statement by reference:

     (a) the Company's Annual Report to security holders which contains audited financial statements for its fiscal year ended October 31, 1998;

     (b) the Company's Annual Report on Form 10-K for the year ended October 31, 1998 and the Exhibits thereto, filed under Section 15(d) of the Securities Exchange Act of 1934;

     (c) the Company's quarterly reports on Form 10-Q for the quarters ended January 31, 1999, April 30, 1999 and July 31, 1999, filed under
          Section 15(d) of the Securities Exchange Act of 1934;

     (d) that portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Securities Exchange Act of 1934, that describes the Company's Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

     (e) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since October 31, 1998 and prior to the termination of the offering of securities covered by this Registration Statement.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company, (b) any person that has served as an officer or director of the Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

     The Maryland General Corporation law provides that a Maryland corporation may indemnify a director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or
(ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of Common Stock of the Company then outstanding.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     There are filed with the Registration Statement (or incorporated by reference pursuant to Rule 411) the following exhibits:

     4.1 Specimen certificate representing the Non-Voting Common Stock is filed as Exhibit No. 4.1 to the registration statement on Form S-8 of the Company dated September 3, 1998 (SEC Registration No. 333-62801) and is incorporated herein by reference.

     5.1 Opinion of Piper & Marbury L.L.P., as to legality of the shares being registered (see Page 10).

     23.1 Consent of Deloitte & Touche LLP (See Page 12).

     23.2 Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1).

     24.1 Power of Attorney (See Page 13).

     99.1 Copy of Registrant's 1999 Restricted Stock Plan (see Page 14).

Item 9. Undertakings.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section  15(d) of  the  Exchange  Act) that  is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of October, 1999.

                              EATON VANCE CORP.



                              By:  /s/ James B. Hawkes
                                   ------------------------------------
                                   James B. Hawkes
                                   President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                            Date
---------                          -----                            ----

/s/ James B. Hawkes                President, Chief
--------------------------         Executive Officer            October 29, 1999
James B. Hawkes                    and Director
                                   (Principal Executive
                                   Officer)

John G.L. Cabot*                   Director                     October 29, 1999
--------------------------
John G. L. Cabot

John M. Nelson*                    Director                     October 29, 1999
--------------------------
John M. Nelson

Vincent M. O'Reilly*               Director                     October 29, 1999
--------------------------
Vincent M. O'Reilly

Benjamin A. Rowland, Jr.*          Director                     October 29, 1999
--------------------------
Benjamin A. Rowland, Jr.

Ralph Z. Sorenson*                 Director                     October 29, 1999
--------------------------
Ralph Z. Sorenson

/s/ William M. Steul               Treasurer (Principal         October 29, 1999
--------------------------         Financial Officer)
William M. Steul

/s/ Laurie G. Russell              Vice President               October 29, 1999
--------------------------         (Principal Accounting
Laurie G. Russell                  Officer)


* Signed on behalf of the Director by William M. Steul as attorney-in-fact pursuant to the Power of attorney filed with the Registration Statement.

                                  EXHIBIT INDEX


                                                                      Sequential
                                                                        Page No.
                                                                      ----------

Exhibit 4.1 (Specimen certificate representing
the Non-Voting Common Stock is filed as Exhibit
No. 4.1 to the registration statement on Form S-8
of the Company September 3, 1998 [SEC Registration
No. 333-62801] and is incorporated herein by reference).......................10

Exhibit 5.1 (Opinion and Consent of
Piper & Marbury L.L.P.) (filed herewith)......................................10

Exhibit 23.1 (Consent of Deloitte & Touche LLP) (filed herewith)..............12

Exhibit 23.2 (Consent of Piper & Marbury L.L.P. is
included in Exhibit 5.1) (filed herewith).....................................10

Exhibit 24.1 (Power of Attorney) (filed herewith).............................13

Exhibit 99.1 (Copy of Registrant's 1999 Restricted
Stock Plan, (filed herewith)..................................................14

                                                                     Exhibit 5.1

                                 PIPER & MARBURY
                                     L.L.P.
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018
                                  410-550-2530
                                Fax: 410-530-0489


                                        October 29, 1999

Eaton Vance Corp.
The Eaton Vance Building
255 State Street
Boston, Massachusetts  02109

          Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel for Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which is being filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), and which registers 500,000 shares of the Non-Voting Common Stock of the Company (the "Shares") to be issued pursuant to the Company's 1999 Restricted Stock Plan (the "Plan"). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the charter and by-laws of the Company, the Registration Statement, the Plan, the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares, a short-form good standing certificate for the Company issued by the Maryland State Department of Assessments and Taxation, a Certificate of Corporate Officer dated the date hereof (the "Certificate") and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary for the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that that the Shares have been duly authorized and, upon issuance and delivery of the Shares in accordance with the terms of the Plan and issuance and delivery of stock certificates representing the Shares, the Shares will be validly issued, fully paid, and non-assessable.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not cause the Company to issue shares of Non-Voting Common Stock in excess of the number of such shares authorized by the Company's Charter. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,
                              /s/  Piper & Marbury L.L.P.

                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated November 24, 1998 (which express an unqualified opinion and include an explanatory paragraph relating to a change in the method of accounting for offering costs incurred in connection with the distribution of closed-end funds in 1998), appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

Boston, Massachusetts
October 29, 1999

                                                                    Exhibit 24.1


                                POWER OF ATTORNEY


     The undersigned, a Director of Eaton Vance Corp., a Maryland corporation (the "Company"), does hereby appoint any one of James B. Hawkes, Alan R. Dynner and William M. Steul to be the undersigned's agent and attorney-in-fact, each with the power to act fully hereunder without the others and with full power of substitution to act in the name and on behalf of the undersigned:

     To sign or to transmit electronically in the name and on behalf of the undersigned, as a Director of the Company, and file with the Securities and Exchange Commission on behalf of the Company, an Annual Report on Form 10-K for the fiscal year ending October 31, 1999, any registration statements for the registration of the Company's Non-Voting Common Stock and related interests to be issued pursuant to the Company's employee benefit, compensation and stock plans, any registration statements for the registration of the Company's Non-Voting Common Stock for resale by the holders thereof who acquired or will acquire such Stock pursuant to the Company's employee benefit, compensation or stock plans, and any amendments or supplements to such Annual Report on Form 10-K and such registration statements; and

     To execute and deliver, either through a paper filing or electronically, any agreements, instruments, certificates or other documents which said agent and attorney-in-fact shall deem necessary or appropriate in connection with the filing of such Annual Report on Form 10-K, registration statements and prospectuses and amendments or supplements thereto and generally to act for and in the name of the undersigned with respect to such filings as fully as could the undersigned if then personally present and acting.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective the 14th day of July, 1999.


/s/ John G.L. Cabot                            /s/ Benjamin A. Rowland, Jr.
-------------------------------                ---------------------------------
John G.L. Cabot                                Benjamin A. Rowland, Jr.


/s/ John M. Nelson                             /s/ Vincent M. O'Reilly
-------------------------------                ---------------------------------
John M. Nelson                                 Vincent M. O'Reilly


                         /s/ Ralph Z. Sorenson
                         ----------------------------
                         Ralph Z. Sorenson

                                                                    Exhibit 99.1


                                EATON VANCE CORP.
                           1999 RESTRICTED STOCK PLAN

1. Definitions. As used in this Eaton Vance Corp. 1999 Restricted Stock Plan the following terms shall have the following meaning:

     Affiliate means any corporation, partnership, limited liability company, business trust or other entity controlling, controlled by or under common control with the Company.

     Award means any grant or sale pursuant to the Plan of Restricted Stock.

     Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

     Board means the Company's Board of Directors.

     Code means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions and regulations and other guidance issued thereunder.

     Committee means the Compensation Committee of the Board, or such other Board committee as may be appointed by the Board to administer the Plan pursuant to Section 5. The Committee shall consist solely of two or more Directors of the Company.

     Company means Eaton Vance Corp., a Maryland corporation, or any successor corporation.

     Exchange Act means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations and other guidance issued thereunder.

     Grant Date means the date on which an Award is granted.

     Market Value means the closing price on the New York Stock Exchange for the Shares for any date.

     Participant means any recipient of an Award.

     Plan means this 1999 Restricted Stock Plan, as amended or restated from time to time.

     Qualified Performance-Based Award means an Award which the Committee shall have designated at grant as intended to provide "performance-based compensation" within the meaning of Code Section 162(m) or which, although not so designated, the Committee believes provides "performance-based compensation" as so defined and was granted to a person who is or the Committee determines is reasonably likely to become a "covered employee" within the meaning of Code Section 162(m).

     Qualified Member means a member of the Committee who is a "non-employee director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m).

     Restricted Stock means a grant or sale of Shares to a Participant pursuant to this Plan which Shares are subject to a Risk of Forfeiture.

     Restriction Period means the period of time during which any grant or sale of Restricted Stock, or portion thereof, remains subject to a Risk of Forfeiture, as described in Section 8(d) and the applicable Award Agreement.

     Risk of Forfeiture means a limitation on the right of the Participant to retain an Award of Shares, including a right in the Company to reacquire the Shares at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

     Rule 16b-3 means Rule 16b-3, as from time to time in effect and applicable to the Plan and any Participant, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     Shares means shares of Non-Voting Common Stock of the Company or such other securities as may be substituted or resubstituted therefor pursuant to Section 4.

2. Purpose. The purpose of the Plan is to advance the interests of the Company by strengthening the ability of the Company and its Affiliates to attract, retain and motivate key employees by providing them with an opportunity to purchase Shares and thus participate in the ownership of the Company, including the opportunity to share in any appreciation in the value of such Shares. It is intended that the Plan will strengthen the mutuality of interest between such persons and the stockholders of the Company.

3. Effective Date. The Plan is effective on October 13, 1999, the date it was adopted by the Board, but subject to its eventual approval by the voting stockholders of the Company. Awards granted prior to receipt of stockholder approval are expressly conditioned upon voting stockholder approval, and shall be void ab initio in the event such approval is not obtained within twelve (12) months of October 13, 1999.

4. Stock Subject to the Plan; Adjustments.

     (a) Shares Reserved. Subject to adjustment as hereinafter provided, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 500,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under this Section 4(a). Shares issued under the Plan shall be counted against this limit in the manner specified in Section 4(b).

     (b) Manner of Counting Shares. If any Shares subject to an Award are forfeited, canceled, exchanged, or surrendered or such Award is settled in cash or otherwise terminates without the Participant's retention of the Shares covered by the Award, including (i) the number of Shares withheld in payment of any tax obligation relating to the grant of such Award and (ii) the number of Shares equal to the number surrendered in payment of any tax obligation relating to the lapse of the Restriction Period applicable to an Award, such number of

Shares will again be available for Awards under the Plan. The Committee may make determinations and adopt regulations for the counting of Shares relating to any Award to ensure appropriate counting, avoid double counting (in the case of a substitute Award), and provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Award.

     (c) Type of Shares Distributable. Any Shares of Restricted Stock delivered may consist, in whole or in part, of authorized and unissued Shares or Shares reacquired by the Company through purchase in the open market or in private transactions.

     (d) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property) which is unusual and non-recurring, or any recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the Shares, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust (i) any or all of the number and kind of Shares which may thereafter be issued in connection with Awards and (ii) where the Risk of Forfeiture applicable to any then outstanding Restricted Stock is a right to repurchase such Restricted Stock, the price at which the Company may repurchase such Restricted Stock. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and any criteria and performance objectives or goals included in, Awards in recognition of unusual or non-recurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of assets or all or part of businesses) affecting the Company or any Affiliate or any business unit, or the financial statements thereof, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee's assessment of the business strategy of the Company, an Affiliate, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that, unless otherwise determined by the Committee, no such adjustment shall be made in respect of a Qualified Performance-Based Award if and to the extent that such adjustment would cause such Qualified Performance-Based Award to provide other than "performance-based compensation" within the meaning of Code Section 162(m).

5. Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan;

     (i) to select key employees of the Company or any of its Affiliates (including directors who are such employees) to whom Awards may be granted;

     (ii) to determine the number of Shares of Restricted Stock to be granted to key employees, the terms and conditions of any Award granted (including the Restriction Period and the conditions relating to transferability and the applicable Risk of Forfeiture, and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with any Award granted to a key employee;

     (iii) to determine the form, terms and conditions of each Award Agreement;

     (iv)  to  adopt,  amend,  suspend,   waive,  and  rescind  such  rules  and
regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (v) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other agreement or instrument hereunder; and

     (vi) to make all other decisions and determinations as may be required under the terms of the plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award to be granted to a key employee who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to a Qualified Performance-Based Award, may be taken either (i) by a subcommittee composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders of the Company. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions as the Committee may determine, to the extent permitted under applicable law and, with respect to any Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, to the extent performance of such function will not result in a subsequent transaction failing to be exempt under Rule 16b-3(d).

     (c) Limitation of Liability. Each member of the Committee shall be entitled in good faith to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

6. Duration of the Plan. This Plan shall terminate ten years from the original effective date hereof, unless terminated earlier pursuant to Section 12, and no Awards may be granted thereafter.

7. Authorization and Eligibility. Pursuant and subject to the terms of this Plan, the Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards to any employee of one or more of the Company and its Affiliates (including any director who is such an employee). No employee shall have any claim to be granted an Award under the Plan, however, and there is no obligation for uniformity of treatment of employees. Further, no employee shall be granted Awards covering more than 100,000 Shares (subject to adjustment as provided in Section 4(d)) in any fiscal year of the Company.

8. Terms and Conditions Applicable to All Awards.

     (a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, as is determined by the Committee.

     (b) Issuance of Certificates. Each Participant receiving an Award of Restricted Stock, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

     The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions (including, without limitation, the right of Eaton Vance Corp. to repurchase the shares) of the Eaton Vance Corp. 1999 Restricted Stock Plan and an Award Agreement entered into by the registered owner and Eaton Vance Corp. Copies of such Plan and Agreement are on file in the offices of Eaton Vance Corp.

     (c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

     (d) Restrictions and Restriction Period. During the period or periods established by the Committee and set forth in the Award Agreement, i.e., the Restriction Period, each Award of Restricted Stock shall be subject to limitations on transferability and a Risk of Forfeiture (which may take the form of a right of the Company to repurchase the Restricted Stock for such consideration, if any, as the Committee shall have determined at grant) arising on the basis of such conditions related to the continuation of employment or the attainment of performance goals or otherwise as the Committee may determine. Any such Risk of Forfeiture may be waived, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

     (e) Rights Pending Lapse of Risk of Forfeiture. Except as otherwise provided in the Plan, at all times prior to lapse of the Risk of Forfeiture applicable to, or forfeiture or repurchase of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company as to such Shares, including the right to receive any dividends paid with respect to the Shares. The Committee, as determined at the time of an Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 4.

     (f) Effect of Termination of Employment or Association. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or subject to repurchase; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety
(90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

     (g) Lapse of Restrictions. Subject to Section 11 below (relating to satisfaction of withholding obligations), if and when the Risk of Forfeiture expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

     (h) Non-Transferability. No Award shall be transferable by the Participant otherwise than by will or the laws of descent and distribution.

     (i) Buyouts. The Committee or its delegate may at any time offer to buy out any outstanding Award for a payment in cash, Shares or other property based on such terms and conditions as the Committee shall determine.

9. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 9 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

10. Additional Requirements of Qualified Performance-Based Awards. In addition to or in lieu of a Risk of Forfeiture based on the provisions of Section 8(d) above, the retention of any Qualified Performance-Based Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 10.

     (a) Performance Goals Generally. The performance goals for such Award shall include one or more business criteria and may (but need not) include a targeted level or levels of performance with respect to each such criterion, as specified by the Committee consistent with this Section 10, which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the outcome of performance goals be "substantially uncertain" at the time established. The Committee may determine that such Award shall be granted upon achievement of any one performance goal or that two or more of the performance goals must be attained as a condition to vesting or delivery of Shares or retention or non-forfeiture of such Award. Performance goals may differ for separate Awards granted to any one Participant or to different Participants, and may be different for performance periods.

     (b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, Affiliates, business units, funds or ventures of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Award: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, or return on equity; (6) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; (7) operating margin; (8) net income, net operating income, pretax earnings, pretax earnings before interest and depreciation and amortization, pretax operating earnings after interest expense and before incentives and service fees and extraordinary or special items, or operating earnings; (9) total stockholder return; (10) commissions paid or payable to certain marketing personnel which are subjected to the Participant's customary override commissions; (11) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or other indexes or groups of comparable companies referenced in the Company's annual report on Form 10-K in respect to Item 401(l) of Regulation S-K; (12) new exchange fund assets acquired during a performance period; (13) the value of all financial assets resulting from an extraordinary acquisition of assets; and (14) the performance of one or more of the Eaton Vance funds as compared to a peer group or index or other benchmark deemed applicable by the Committee. The specific performance goal or goals established by the Committee with respect to such Award or the terms of the Award Agreement shall be subject to adjustment by the Committee for any change in law, regulations and interpretations occurring after the grant date of the Award so as to enable all compensation to a Covered Employee attributable to the Award to constitute "performance-based compensation" within the meaning of Code Section 162(m).

     (c) Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Award shall be measured over the applicable performance period. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Award, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

     (d) Special Definitions. For purposes of this Section: "performance period" means the period over which an applicable performance goal or goals must be met; "extraordinary acquisition of assets" means an unusual or nonrecurring event affecting the Company or any Affiliate, or any business division or unit or the financial statements of the Company or any Affiliate, involving the acquisition of new financial assets to be managed or administered for advisory or other fees by any Affiliate or any business division or unit, such as the acquisition of investment companies or partnerships (or their assets) previously managed by other persons, the acquisition of other investment advisory or management firms (or their assets) or the formation of joint ventures, partnerships or similar entities with other firms, provided that such fees shall be based upon such assets and payable to the Affiliate or business division or unit upon consummation of the transaction (but the formation of new investment companies or partnerships by the Company or any Affiliate or the acquisition of new private accounts to be managed by the Company or any Affiliate in the ordinary course of its business shall not constitute an extraordinary acquisition of assets); and "new exchange fund assets" means all financial assets acquired during a performance period resulting from the private offering of shares or units of one or more exchange funds offered and managed by any Affiliate or Affiliates of the Company, including all qualifying assets acquired by an exchange fund during a performance period to ensure the nontaxability of the exchange of contributed securities for shares or units of the fund (with all financial assets acquired by an exchange fund during a performance period valued as at the close of business on the exchange date, using the valuation of such assets employed by the fund at such date).

11. Withholding Taxes, Delivery of Shares. Each Award, and the Company's (and any escrow holder's) obligation to deliver Shares at any time at or after the grant of an Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations which may at grant or thereafter from time to time arise. The Participant may satisfy the obligations by electing (a) to make a cash payment to the Company, or (b) if authorized by the Committee in the Award Agreement, to have the Company withhold Shares with a value equal to the minimum amount required to be withheld, or (c) if authorized by the Committee in the Award Agreement, to deliver to the Company Shares owned by the Participant for at least six (6) months with a value equal to the minimum amount required to be withheld. The value of Shares to be withheld or delivered shall be based on the Market Value on the date the amount of tax to be withheld is to be determined. The Participant's election to have Shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the date the amount of withholding tax is to be determined, (2) the election must be irrevocable, and (3) the election will be subject to the disapproval of the Committee.

12. Termination or Amendment of Plan. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, provided that no such termination or amendment shall adversely affect or impair any then outstanding Award without the consent of the Participant holding that Award.

13. Change of Control - Automatic Lapse of Restrictions. Notwithstanding anything to the contrary herein, the Board or the Committee shall include in the Award Agreement for each Award granted under this Plan the following provision, and such inclusion may be effected by incorporating this provision by reference to this Section 13:

     This Award shall be fully and immediately vested, and the Shares covered hereby no longer subject to any restriction or forfeiture, upon the occurrence of a Change of Control of the Company; provided, however, that if this Award is a Qualified Performance-Based Award, there shall be no such full vesting unless and until the earlier of (A) the attainment of the performance goal or goals set forth in the Award Agreement or (B) when the Participant is no longer a "covered employee" within the meaning of Code
     Section 162(m). A "Change of Control" shall mean:

     (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding non-voting common stock of the Company (the "Non-Voting Stock") or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Company Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 25% or more of the Company Voting Securities, shall not constitute a Change of Control; and provided, further, that the provisions of this subsection (a) shall apply whether or not the Company Voting Securities or the Non-Voting Stock is registered or required to be registered under the Exchange Act; or

     (b) Individuals who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, that any individual becoming a director of the Company ("Director") subsequent to the date of the Award whose election or nomination for election by the Company's shareholders, was approved by at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act); or

     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case with respect to which all or substantially all of the individuals and entities who won the respective beneficial owners of the Non-Voting Stock and of the Company Voting Securities immediately prior to such Business Combination will not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding non-voting stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from the Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Non-Voting Stock and Company Voting Securities, as the case may be; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company, or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a sale or disposition of Eaton Vance Management (or any successor thereto) or of all or substantially all of the assets of Eaton Vance Management (or any successor thereto), or (iv) an assignment by any direct or indirect investment adviser subsidiary of the Company of investment advisory agreements pertaining to more than 50% of the aggregate assets under management of all such subsidiaries of the Company, in the case of (ii), (iii) or (iv) other than to a corporation or other entity with respect to which, following such sale or disposition or assignment, more than 60% of, respectively, the outstanding non-voting stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Non-Voting Stock and Company Voting Securities immediately prior to such sale, disposition or assignment in substantially the same proportion as their ownership of the Non-Voting Stock and Company Voting Securities, as the case may be, immediately prior to such sale, disposition or assignment.

     Notwithstanding the foregoing, the following events shall not cause, or be deemed to cause, and shall not constitute, or be deemed to constitute, a Change of Control:

          (1) The acquisition, holding or disposition of Company Voting Securities deposited under the Voting Trust Agreement dated as of October 30, 1997 or of the voting trust receipts issued therefor, or any change in the persons who are voting trustees thereunder, or the acquisition, holding or disposition of Company Voting Securities deposited under any subsequent replacement voting trust agreement or of the voting trust receipts issued therefor, or any change in the persons who are voting trustees under any such subsequent replacement voting trust agreement; provided, that any such acquisition, disposition or change shall have resulted solely by reason of the death, incapacity, retirement, resignation, election or replacement of one or more voting trustees.

          (2) Any termination or expiration of a voting trust agreement under which Company Voting Securities have been deposited or the withdrawal therefrom of any Company Voting Securities deposited thereunder, if all Company Voting Securities and/or the voting trust receipts issued therefor continue to be held thereafter by the same persons in the same amounts, or if contemporaneously there shall be a Business Combination or change in the capitalization of the Company as described in clause (3) below.

          (3) A Business Combination or change in the capitalization of the Company pursuant to which the holders of the Non-Voting Stock of the Company become holders of voting securities of the Company or of the corporation or other entity resulting from such Business Combination, in substantially the same proportion as their ownership of Non-Voting Stock immediately prior to such Business Combination or change in capitalization.

14. General Provisions.

     (a) Compliance with Legal and Exchange Requirements. The Plan, the granting of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as way be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

     (b) Compliance with Code Section 162(m) and Rule 16b-3. If any provision of the Plan or any Award Agreement relating to a Qualified Performance-Based Award or to a person subject to Section 16 of the Exchange Act does not comply or is inconsistent with the requirements of Code Section 162(m) or Rule l6b-3, such provision shall be construed or deemed to be amended or to be null and void to the extent necessary to conform to such requirements. The foregoing shall not apply in the event of any noncompliance or inconsistency between a provision of an Award Agreement relating to a Qualified Performance-Based Award and the requirements of Code Section 162(m) if the Award Agreement expressly so provides.

     (c) No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Affiliates, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate any employee's employment at any time.

     (d) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the voting stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt each other incentive arrangements as it may deem desirable, including the granting of restricted stock, stock options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (e) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws, and applicable federal law.